                EXHBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2016 Earnings
MANSFIELD, PENNSYLVANIA— July 29, 2016 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, released today its unaudited financial results for the three and six months ended June 30, 2016.

For the six months ended June 30, 2016, net income totaled $6,314,000 which compares to net income of $6,309,000 for the first six months of 2015.  Basic earnings per share of $1.88 for the first six months of 2016 compares to $2.06 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2016 and 2015 was 10.34% and 12.41%, while return on assets was 1.06% and 1.36%, respectively.

For the three months ended June 30, 2016, net income totaled $3,031,000 which compares to net income of $3,189,000 for the second quarter of 2015, a decrease of $158,000.  Basic earnings per share of $.91 for the second quarter of 2016 compares to $1.04 for the second quarter last year.  Annualized return on equity for the three months ended June 30, 2016 and 2015 was 9.88% and 12.45%, while return on assets was 1.02% and 1.36%, respectively.

Net interest income before the provision for loan loss has increased from $15,148,000 for the six months ended June 30, 2015 to $18,376,000 for 2016, an increase of $3,228,000 or 21.3%.  For 2016, interest income increased $3,349,000, while interest expense increased $121,000.  The net interest margin decreased from 3.81% last year to 3.62% for 2016, which is a decrease of 19 basis points.  The interest rate environment, competitive pressures and the integration of FNB have resulted in a 28 basis point decline in the yield on interest earning assets.  However, the cost of interest bearing liabilities has decreased 11 basis points in 2016 compared to the first six months 2015.  The provision for loan losses for the six months ended June 30, 2016 totaled $270,000, in comparison to $240,000 for the six months ended June 30, 2015.

CEO and President Randall E. Black stated, "Our strategic efforts, while creating very positive potential future growth, have resulted in increased operating expenses of $3.5 million for the six months ended June 30, 2016 compared to the same period last year.  Along with the acquisition, we have added two lending teams and several administrative personnel to support the anticipated growth.  We continue to invest in technology, including the transition to a new debit card processing system which includes up to date technology to help fight debit card fraud. The economic climate continues to challenge all of us, however we are excited about our strategic initiatives and growth opportunities that lay before us."

At June 30, 2016, total assets were $1.18 billion which compares to $1.16 billion at December 31, 2015.  Available for sale securities of $360.9 million at June 30, 2016 increased only $1.2 million from December 31, 2015 due to the unfavorable investment environment and strengthening loan pipelines.  Net loans increased $13.8 million compared to the end of last year, and we expect even stronger growth for the remainder of the year due to our expansion efforts.  Since December 31, 2015, deposits have increased $15.5 million, to a total of $1.0 billion at June 30, 2016.

Stockholders' equity totaled $124.5 million at June 30, 2016, which compares to $119.8 million at December 31, 2015, an increase of $4.7 million.  Net income for the six months of 2016 totaling $6.3 million was offset by cash dividends of $2.8 million and net treasury share purchases of $1.1 million.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities increased $2.3 million from the end of 2015.  A cash dividend of $.415 per share, along with a 1% stock dividend, was paid on June 30, 2016 to shareholders of record on June 23, 2016.  "This regular quarterly cash dividend is an increase of 2.5% over the regular dividend declared a year ago, and continues to reflect the Board of Directors' desire to provide total shareholder return to our shareholder base", added Mr. Black.

Citizens Financial Services, Inc. has nearly 1,700 shareholders, the majority of whom reside in markets where offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2016	2015	2015
ASSETS:
Cash and due from banks:
Noninterest-bearing	$14,908	$14,088	$9,910
Interest-bearing	11,914	10,296	1,002
Total cash and cash equivalents	26,822	24,384	10,912

Interest bearing time deposits with other banks	6,954	7,696	5,960

Available-for-sale securities	360,944	359,737	304,792

Loans held for sale	1,304	603	1,152

Loans (net of allowance for loan losses: $7,359 at June 30, 2016;
$7,106 at December 31, 2015 and $6,959 at June 30, 2015)	701,756	687,925	564,692

Premises and equipment	17,239	17,263	12,582
Accrued interest receivable	4,176	4,211	3,584
Goodwill	21,089	21,089	10,256
Bank owned life insurance	25,877	25,535	20,615
Other intangibles	2,183	2,437	405
Other assets	11,174	12,104	7,529

TOTAL ASSETS	$1,179,518	$1,162,984	$942,479

LIABILITIES:
Deposits:
Noninterest-bearing	$142,327	$150,960	$100,469
Interest-bearing	861,155	837,071	691,418
Total deposits	1,003,482	988,031	791,887
Borrowed funds	38,786	41,631	39,194
Accrued interest payable	644	734	674
Other liabilities	12,150	12,828	7,499
TOTAL LIABILITIES	1,055,062	1,043,224	839,254
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2016 or 2015	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2016, December 31, 2015 and June 30, 2015; issued 3,704,375 at June 30, 2016 and 3,671,751 at
December 31, 2015 and 3,335,236 shares at June 30, 2015	3,704	3,672	3,335
Additional paid-in capital	42,241	40,715	25,124
Retained earnings	87,753	85,790	83,371
Accumulated other comprehensive income (loss)	2,042	(236)	171
Treasury stock, at cost: 358,921 shares at June 30, 2016; 335,876 shares at
December 31, 2015 and 306,560 shares at June 30, 2015	(11,284)	(10,181)	(8,776)
TOTAL STOCKHOLDERS' EQUITY	124,456	119,760	103,225
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,179,518	$1,162,984	$942,479

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$8,587	$7,129	$17,183	$14,168
Interest-bearing deposits with banks	64	39	135	70
Investment securities:
Taxable	959	765	1,903	1,519
Nontaxable	755	801	1,526	1,649
Dividends	61	34	141	133
TOTAL INTEREST INCOME	10,426	8,768	20,888	17,539
INTEREST EXPENSE:
Deposits	1,072	1,035	2,146	2,044
Borrowed funds	183	172	366	347
TOTAL INTEREST EXPENSE	1,255	1,207	2,512	2,391
NET INTEREST INCOME	9,171	7,561	18,376	15,148
Provision for loan losses	135	120	270	240
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,036	7,441	18,106	14,908
NON-INTEREST INCOME:
Service charges	1,128	1,028	2,230	2,004
Trust	182	180	378	374
Brokerage and insurance	158	255	367	382
Gains on loans sold	70	60	116	98
Investment securities gains, net	128	175	155	301
Earnings on bank owned life insurance	172	154	342	306
Other	145	103	311	218
TOTAL NON-INTEREST INCOME	1,983	1,955	3,899	3,683
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,900	2,993	7,782	6,049
Occupancy	455	348	900	717
Furniture and equipment	171	87	328	215
Professional fees	266	180	553	412
FDIC insurance	160	116	317	232
Pennsylvania shares tax	240	200	390	401
Amortization of intangibles	82	-	164	-
ORE expenses	212	357	305	358
Other	1,815	1,147	3,474	2,379
TOTAL NON-INTEREST EXPENSES	7,301	5,428	14,213	10,763
Income before provision for income taxes	3,718	3,968	7,792	7,828
Provision for income taxes	687	779	1,478	1,519
NET INCOME	$3,031	$3,189	$6,314	$6,309

PER COMMON SHARE DATA:
Net Income - Basic	$0.91	$1.04	$1.88	$2.06
Net Income - Diluted	$0.91	$1.04	$1.88	$2.06
Cash Dividends Paid	$0.419	$0.402	$0.829	$0.802

Number of shares used in computation - basic	3,343,254	3,052,285	3,349,913	3,055,569
Number of shares used in computation - diluted	3,343,663	3,053,349	3,350,118	3,056,103

Consolidated Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Performance Ratios and Share Data:
Return on average assets (annualized)	1.02%	1.36%	1.06%	1.36%
Return on average equity (annualized)	9.88%	12.45%	10.34%	12.41%
Net interest margin (tax equivalent)	3.62%	3.77%	3.62%	3.81%
Cash dividends paid per share	$0.419	$0.402	$0.829	$0.802
Earnings per share - basic	$0.91	$1.04	$1.88	$2.06
Earnings per share - diluted	$0.91	$1.04	$1.88	$2.06
Number of shares used in computation - basic	3,343,254	3,052,285	3,349,913	3,055,569
Number of shares used in computation - diluted	3,343,663	3,053,349	3,350,118	3,056,103

Balance Sheet Highlights (dollars in thousands, except share and per share data):	June 30, 2016	December 31, 2015	June 30, 2015

Assets	$1,179,518	$1,162,984	$942,729
Investment securities:
Available for sale	360,944	359,737	304,792
Loans (net of unearned income)	709,115	695,031	571,651
Allowance for loan losses	7,359	7,106	6,959
Deposits	1,003,482	988,031	791,887
Stockholders' Equity	124,456	119,760	103,225
Non-performing assets	12,868	8,508	9,208
Non-performing assets to total loans	1.81%	1.22%	1.61%
Annualized net charge-offs (recoveries) to total loans	0.00%	0.03%	0.03%
Average Leverage Ratio	9.40%	11.01%	11.08%
Common shares outstanding	3,345,454	3,335,875	3,028,676
Book value per share	$36.59	$35.62	$33.66